                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
[ ] Definitive Information Statement

Composite Technology Corporation
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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                       SCHEDULE 14C INFORMATION STATEMENT

                        COMPOSITE TECHNOLOGY CORPORATION
                       18881 Von Karman Avenue, Suite 1630
                                Irvine, CA 92612

                             Telephone: 949.756.1091
                             Facsimile: 949.660.4964

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 April ___ 2002

Notice Of Written Consent in lieu of Annual Meeting to be effective May ___,
2002.

To Shareholders of Composite Technology Corporation:

Composite Technology Corporation, a Nevada corporation ("CPTC") notifies its shareholders of record that stockholders holding a majority of the voting power plan to take the following action by written consent in lieu of an annual meeting, to be effective May __, 2002:

1. To appoint Benton H Wilcoxon and C. William Arrington to serve as directors for the ensuing year and until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To approve the creation of the 2002 Non-Qualified Stock Plan.

These actions will not be effective until a date which is at least twenty (20) days after CPTC files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record at the close of business on the date of this notice (the "Record Date").


                                                            /s/ Benton H Wicoxon
                                                            --------------------
                                                            Benton H Wilcoxon
                                                            Chairman
Irvine, California
April, __, 2002


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

                              Information Statement

This information statement is being furnished to all holders of the common stock of Composite Technology Corporation, a Nevada corporation ("CPTC").

The Board of Directors has recommended and persons owning the majority of the voting power of CPTC have adopted resolutions to effect the above-listed actions.

CPTC will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of CPTC's report on Form 10-KSB for the year ended September 30, 2001 and Form 10-QSB for the period ended December 31, 2001.

Dissenter's Rights of Appraisal

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the above-listed actions.


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

                                 Proposal No. 1
                              ELECTION OF DIRECTORS

Nominees for Director
------------------------
The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

Name                       Director Since
-------------------------------------------------------
Benton H Wilcoxon          February 10, 2002
C. William Arrington       February 10, 2002

Stockholders holding a majority of the voting power of the Company have indicated that effective May __, 2002 they will, by written consent, appoint the above referenced person to serve as Directors.

CPTC's Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than one director, with the exact number within this range to be determined from time to time by resolution of the Board of Directors. The current number of directors is two. It is proposed to reserve one Director position for the future expansion of the company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

OFFICERS AND DIRECTORS

The following table sets forth the names, ages, and positions of our directors and officers.


Name                       Age                  Position Held         Officer/Director Since(1)
----                       ---                  -------------         -------------------------
Benton H Wilcoxon          52              Chief Executive Officer,           2001
                                           Director, and Secretary

C. William Arrington       60              President and Director             2001

Robert Nikoley             62              Chief Financial Officer            2001

-----------------
(1) As of November 3, 2001, Glenn Little resigned as the President and Chief Financial Officer and as a member of the Board of Directors, Matthew Blair resigned as Secretary and Treasurer, Benton H Wilcoxon became Chief Executive Officer and Secretary, and C. William Arrington became President. On December 28, 2001, Robert Nikoley became Chief Financial Officer. On February 10, 2002, Mr. Wilcoxon and Mr. Arrington were appointed to the Board of Directors and Mr. Blair resigned as a Director.

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. Other than as set forth in the Reorganization Agreement, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There is no family relationship among any of our directors and executive officers.

BIOGRAPHICAL INFORMATION

Benton H Wilcoxon, 52, has been our Chief Executive Officer and Secretary since November 3, 2001. He also is Chairman and Chief Executive Officer of TTC. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits. Between 1998 and 2000, he also served as a consultant to Macallan & Callanish Ltd. regarding business in Russia and the Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine. Mr. Wilcoxon currently is a Director of Magnesium Alloy Corporation, which is traded on the Canadian Venture Exchange.

C. William Arrington, 60, has been our President since November 3, 2001. He also is President and Chief Operating Officer of TTC. Mr. Arrington has headed his own consulting firm for more than the past five years. He has over 30 years experience in the electrical energy industry, both generation and transmission. Mr. Arrington is also a Director of Eaglecrest Exploration, Ltd., a precious metals exploration company traded on the Canadian Venture Exchange.

Robert Nikoley, 62, has been our Chief Financial Officer since December 28, 2001. From November 3 until December 28, 2001, he performed the duties of that position as a consultant. From June 2001 until joining us, Mr. Nikoley was Chief Financial Officer of WebQuest International, Inc. ("WebQuest"), a company traded on the OTC Bulletin Board. Between March 2000 and June 2001, he was Controller of WebQuest. WebQuest helps develop business opportunities for emerging growth companies. He served as Chief Financial Officer of International Fuel Technology, Inc., a company engaged in the development of diesel fuel additives, from 1996 through 1999. Mr. Nikoley is a Director of WebQuest.

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

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

Neither Mr. Little nor Mr. Blair has made any filings under Section 16(a). Each of Mr. Wilcoxon, Mr. Arrington, Mr. Nikoley, Red Guard, and G. William Harrison has filed a Form 3 but such Forms were not filed on a timely basis.

EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $100,000 for the fiscal years ended December 31, 1999, December 31, 2000, or September 30, 2001. The following table summarizes all compensation received by our Chief Executive Officer in fiscal years 1999, 2000, and 2001.

                                                                                   Long-Term Compensation
                                                                                   ----------------------
                       Annual Compensation Awards Payouts
                       ----------------------------------
                                                               Other      Restricted     Securities
                                                               Annual        Stock       Underlying        LTIP        All Other
Name and                  Fiscal      Salary     Bonus      Compensation    Award(s)    Options/SARs      Payouts    Compensation
Principal Position         Year       ($)        ($)          ($)          ($)             (#)            ($)          ($)
------------------         ----       ---        ---          ---          ---             ---            ---          ---
Benton H Wilcoxon         2001       0(1)         --          --           --           40,000(2)         --           --
Chief Executive
Officer

Glenn A. Little (3)       2001          0         --          --           --               --            --           --
President                 2000          0         --          --           --               --            --           --
                          1999          0         --          --           --               --            --           --

-----------------
(1) Mr. Wilcoxon began accruing, but has not received, a monthly salary of $5,000 as of April 1, 2001.

(2) Represents options to purchase 40,000 shares of TTC Common Stock at an exercise price of $5.50 per share. The options expire on June 7, 2011.

(3) Although Mr. Little did not have the title of Chief Executive Officer, as President, he served in a similar capacity until his resignation on November 3, 2001.

The following table shows all grants during the fiscal year ended September 30, 2001 of stock options under our stock option plans to the named executive officers.

           OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2001
                               (Individual Grants)
                                                    Percent of
                                Number of        Total Options
                               Securities           Granted to
                               Underlying           Employees         Exercise or
                                 Option          during Fiscal        Base Price        Expiration
         Name                  Granted (#)           Year (%)            ($/Sh)             Date
         ----                  -----------           --------            ------             ----
Benton H Wilcoxon                40,000(1)            46.8%                5.50            6/7/11

-------------
(1) Represents options to purchase 40,000 shares of TTC Common Stock.

The following table provides information as to the number and value of unexercised options to purchase TTC Common Stock held by the named executive officers at September 30, 2001. None of the named executive officers exercised any options during the fiscal year ended September 30, 2001.


                           Number of Securities Underlying
                            Unexercised Options at Fiscal           Value of Unexercised In-the-Money
                                      Year-End (#)                   Options at Fiscal Year-End ($)
         Name                Exercisable/Unexercisable                 Exercisable/Unexercisable
         ----                -------------------------                 -------------------------
Benton H Wilcoxon                40,000 /0 (1)                                    (2)


(1) Represents options to purchase 40,000 shares of TTC Common Stock.
(2) There was no public market for TTC Common Stock as of September 30, 2001 and, therefore, the Board of Directors has no basis to make any determination with respect to the value of the options to purchase shares of TTC Common Stock.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS

Directors do not receive compensation for their services as directors and are not reimbursed for expenses incurred in attending board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2002, the number of shares of our Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of our outstanding Common Stock. Also included are the shares held by all executive officers and directors as a group.

                                                                        Percent of Class
Name and Address                          Number of Shares (1)        Beneficially Owned (2)
----------------                          --------------------        ----------------------
Benton H Wilcoxon 3,4                         20,250,514                     29.87%

C. William Arrington 3                        20,250,514                     29.87%

Robert Nikoley 3                                   0                           0%

Red Guard Industries, Inc. 5,6                14,932,699                     22.03%

G. William Harrison 5,6                       17,101,748                     25.23%

All Directors and Executive Officers          40,501,028                     59.74%
as a Group
(3 persons)


----------------
(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based on 67,788,100 shares of Common Stock issued and outstanding.

(3) The address of each such person is c/o Composite Technology Corporation, 18881 Von Karman Avenue, Suite 1630, Irvine, California 92612

(4) Mr. Wilcoxon owns 34.0% of the common stock of Red Guard. Mr. Wilcoxon disclaims beneficial ownership of the Common Stock and the securities of TTC owned by Red Guard.

(5) The address for Red Guard is 393 Lange, Troy, Michigan 48093. Red Guard also owns (i) 165 shares of the TTC Series A Preferred and 1,000 shares of the TTC Series B Preferred, and (ii) a warrant to purchase 119,500 shares of TTC Common Stock.

(6) The address for Mr. Harrison is 20 Oxford Boulevard, Pleasant Ridge, Michigan 48069. Mr. Harrison's living trust owns 1,058,471 shares of Common Stock and an additional 772,684 shares of Common Stock are owned by a living trust for the benefit of Mr. Harrison's wife. Bridgestone Capital Group, LLC ("Bridgestone") owns 337,894 shares of Common Stock. Mr. Harrison is the President and Chief Executive Officer of Bridgestone and he and the trust for the benefit of his wife own a majority of the membership interests in Bridgestone. In addition, Mr. Harrison is the Chairman and Chief Executive Officer of Red Guard and he and the trust for the benefit of his wife own a majority of the common stock of Red Guard. As a result, he beneficially owns the Common Stock and the securities of TTC owned by Bridgestone and Red Guard and such Common Stock owned by them and the trust for the benefit of Mr. Harrison's wife are included in the 17,101,748 shares of Common Stock stated as being beneficially owned by Mr. Harrison above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 26, 2000, we cancelled an aggregate total of 833,485 shares of issued and outstanding Common Stock. Management at that time, upon extensive research into transactions approved by former officers and or controlling stockholders, determined that all of such shares had been issued improperly, inasmuch as no corporate authorization of the issuances existed and no consideration was received for such shares.

Specifically, the cancellations were as follows:

400,000 shares were purchased by Glenn Little, a former officer and director of the Company, from another former officer of the Company for $15,000 and returned to our treasury with no consideration received by Glenn Little.

403,485 shares issued to former officers, directors and individuals were issued improperly as (A) at the time of such issuance, our corporate charter had been revoked by the Secretary of State of Florida for failure to make required filings and to pay associated fees and (B) we received no consideration for such shares. Many of the certificates representing these shares were never delivered and were in the possession of the transfer agent.

30,000 shares issued to a company in anticipation of fees due for investment banking activities were issued improperly as (A) there was no action by our Board of Directors authorizing the issuance of any of such shares, and (B) at the time of such issuance, our corporate charter had been revoked by the Secretary of State of Florida for failure to make required filings and to pay associated fees.

Red Guard acquired 165 shares of TTC Series A Preferred in April 2001. In July 2001, Red Guard and TTC agreed to increase the conversion price from $.20 per share of TTC Common Stock to $7.50 and to extend the date the shares became initially convertible into TTC Common Stock from July 12, 2001 to November 14, 2001. In exchange Red Guard received the Red Guard Option and the Red Guard Warrant. During August 2001, Red Guard exercised a portion of the Red Guard Option and purchased 1,000 shares of TTC Series B Preferred for $100,000. On October 18, 2001, Red Guard exercised a portion of the Red Guard Warrant and purchased 500 shares of TTC Common Stock for $10,000.

Red Guard also made four loans to the Company totaling $57,000. Each loan is for six months (maturing from July 3, 2002 to July 28, 2002) and bears interest at 10-1/2% per annum.

Mr. Wilcoxon, our Chief Executive Officer and Director, is a shareholder of Red Guard.

Prior to the consummation of the transactions contemplated by the Reorganization Agreement, Glenn Little was the controlling stockholder of the Company, owning 8,548,899 shares of Common Stock. On November 3, 2001, as part of the transactions contemplated by the Reorganization Agreement, he contributed, without consideration, 3,116,515 shares of Common Stock to the Company for cancellation. In addition, for his services in connection with the transaction, he was issued 185,000 shares of Common Stock.

We have made interest-free advances in the amounts of approximately $15,028 and $85,114 to Mr. Wilcoxon and Mr. Arrington, respectively, to be applied against accrued salary.

                                 Proposal No. 2
                  TO APPROVE THE 2002 NON-QUALIFIED STOCK PLAN

         On February 20, 2002, the Board of Directors adopted the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan") as a method for CPTC to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved nine million (9,000,000) shares of its $.001 par value common stock for issuance under the Stock Plan.

Stockholders holding a majority of the voting power of the Company have indicated that effective May __, 2002 they will, by written consent approve the creation of the Stock Plan.


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